Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT made this day 13th of June 2012, by and between AVANGARD AUTO FINANCE, INC., hereinafter “Assignor,” having its principal office at 2708 Commerce Way, Suite 300, Philadelphia, PA 19154 and AVANGARD CAPITAL GROUP, INC., hereinafter “Assignee,” having its principal office at 2708 Commerce Way, Suite 300, Philadelphia, PA 19154, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, witnesseth:

WHEREAS, Assignor entered into the following Contracts with AUTOSOURCE ENTERPRISES, INC. (hereinafter “Dealer”): Floor Plan Agreement, Demand Promissory Note, Business Line of Credit Agreement, Surety Agreement, Confessions of Judgment, and other related agreements and Addendums thereto, hereinafter collectively referred to as “Contract”; and

WHEREAS, Assignor wishes to assign all of its rights and obligations under the Contract to Assignee,

NOW THEREFORE, Assignor and Assignee agree as follows:

1. Assignor and Assignee hereby agree that the Assignor shall assign all its right, title, receivables, and interest, and delegate all its obligations responsibilities and duties, in and to the Contract, to Assignee in exchange for a payment of One Hundred Fifty-One Thousand Nine Hundred Seventy-Nine Dollars and Forty-Seven Cents ($151,979.47), payable by Assignee to Assignor within thirty (30) days of this Assignment Agreement.

2. Assignee hereby accepts the assignment of all of Assignor’s obligations responsibilities and duties under the Contract and all of Assignor’s right, title and interest in and to the Contract.

3. Notwithstanding the foregoing, Assignor agrees to defend and indemnify the Assignee from any and all claims, actions, judgments, liabilities, proceedings and costs, including reasonable attorneys’ fees and other costs of defense and damages, resulting from Assignor’s performance prior to the assignment of the Contract and resulting from Assignee’s performance after the assignment of the Contract.

4. Assignor agrees to fully service the Contract prior to, and after, the assignment of the Contract, on behalf of Assignee. Assignor may file a lawsuit and/or confess judgment on behalf of Assignee against the Dealer in relation to the Contract, if Dealer should default on any of its obligations under the Contract. All payments stemming from said lawsuit(s) and/or judgment shall be payable to, and property of, the Assignee.

IN WITNESS WHEREOF, the parties set their hands and seals as of the date first above written by their duly authorized representatives.

On behalf of Assignor:	On behalf of Assignee:
AVANGARD AUTO FINANCE, INC.	AVANGARD CAPITAL GROUP, INC.

Linda Friedman / Director	Alan Gulko / President
Print Name / Title	Print Name / Title

/s/ Linda Friedman	/s/ Alan Gulko
Signature of Assignor	Signature of Assignee